Exhibit 32.1
                   CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Enxnet, Inc.
(the "Company") on Form 10-QSB for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, Ryan Corley, President and Director and
Stephen Hoelscher, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: 02/10/2005                       /s/Ryan Corley
                                      Ryan Corley
                                      President and director


Date: 02/10/2005                       /s/Stephen Hoelscher
                                      Stephen Hoelscher
                                      CFO and Treasurer